Exhibit 4.9

EXECUTION COPY

Commitment Warrant

WARRANT AGREEMENT

Dated as of February 28, 2001

By and among

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.,

TRANSPORTATION INVESTMENT PARTNERS L.L.C.,

CARAVELLE INVESTMENT FUND, L.L.C.

and

the PARTIES

listed on Schedule A hereto

Warrants to Purchase Common Stock,

Par Value $0.01 Per Share

-i-

		Page
	ARTICLE VI MISCELLANEOUS
SECTION 6.01.	Amendment	13
SECTION 6.02.	Addresses for Notices to Parties and for Transmission of Documents	13
SECTION 6.03.	Notices to Purchasers	14
SECTION 6.04.	APPLICABLE LAW; SUBMISSION TO JURISDICTION	14
SECTION 6.05.	Persons Having Rights Under Agreement	14
SECTION 6.06.	Headings	14
SECTION 6.07.	Counterparts	14
SECTION 6.08.	Inspection of Agreement	14
SECTION 6.09.	Availability of Equitable Remedies	14
SECTION 6.10.	Obtaining of Governmental Approvals	14

SCHEDULE A -	List of Management Purchasers
SCHEDULE B -	Information relating to Purchasers
EXHIBIT A -	Form of Warrant Certificate	A-1

-ii-

INDEX OF DEFINED TERMS

Defined Term	Section
Accredited Investor	1.06
Affiliate	5.01(l)
Agreement	Recitals
Assignment Agreement	Recitals
Business Day	2.01
Capital Stock	5.01(l)
Caravelle	Recitals
Cashless Exercise	2.02(c)
Cashless Exercise Ratio	2.02(c)
CIBC Ireland	Recitals
CIBC Partners	Recitals
Common Stock	Recitals
Company	Recitals
Current Market Value	5.01(l)
Distribution	5.03
Distribution Rights	5.03
Election To Exercise	2.02(b)
Exercisability Date	2.02(a)
Exercise Date	2.02(d)
Exercise Price	2.02(a)
Exercise Rate	2.02(a)
Expiration Date	2.01
Fully Diluted Shares	5.01(b)
Fundamental Transaction	5.01(c)
Independent Financial Expert	5.01(l)
Initial Public Equity Offering	4.03
Management Purchasers	Recitals
Purchase Agreement	Recitals
Purchaser	Recitals
Person	2.02(a)
Qualified Institutional Buyer.	1.06
Requisite Warrant Holders	6.01
sale	1.06
Securities Act	1.06
Shares	1.01
Stockholders Agreement	Recitals
Subject Class	4.03
Surviving Person	5.01(c)
TIP	Recitals
Warrant Certificate	Recitals
Warrant Exercise Office	2.02(b)
Warrants	Recitals

WARRANT AGREEMENT

          WARRANT AGREEMENT, dated as of February 28, 2001 (the “Agreement”) by .and between Transportation Technologies Industries, Inc., a Delaware corporation (together with any successor thereto, the “Company”), Transportation Investment Partners L.L.C., a Delaware limited liability company (“TIP”), Caravelle Investment Fund, L.L.C., a Delaware limited liability company (“Caravelle”) and the parties listed on Schedule A hereto (the “Management Purchasers”) (each a “Purchaser” and, collectively the “Purchasers”).

          WHEREAS, the Company has entered into a purchase agreement (the “Purchase Agreement”) dated as of February 20, 2001, by and among the Company and the Purchasers, pursuant to which the Company has agreed to issue and sell to the Purchasers an aggregate of 465,116 shares of Common Stock, par value $.01 per share (the “Common Stock”) of the Company at a price equal to $21.50 per share;

          WHEREAS, the Purchasers are entitled to the benefits of a Stockholders Agreement dated as of February 28, 2001 by and among the Company and the shareholders named therein (the “Stockholders Agreement”);

          WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company has agreed to issue to the Purchasers warrants (the “Warrants”), to purchase an aggregate of 100,000 shares of Common Stock, at a price equal to $21.50 per share. The certificate evidencing a Warrant is herein referred to as the “Warrant Certificate”; and

          WHEREAS, the Company and the Purchasers wish to set forth in this Agreement, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised.

          NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

ISSUANCE, FORM, EXECUTION, TRANSFER, DELIVERY
AND REGISTRATION OF WARRANT CERTIFICATES

          SECTION 1.01. Issuance of Warrants. The Company shall issue to each Purchaser such number of Warrants as set opposite such Purchaser’s name on Schedule B. Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall, when exercisable as provided herein and therein, represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the holder of such Warrant upon exercise thereof) one fully paid and non-assessable share of Common Stock at an exercise price of $21.50 per share. The shares issuable upon exercise of a Warrant are hereinafter referred to as the “Shares” and are subject to adjustment as provided herein and in the Warrant, and, unless the context otherwise requires, such term shall also include any other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V, subject to adjustment as provided herein and in the Warrant.

          SECTION 1.02. Form of Warrant Certificates. The Warrant Certificates will initially be issued substantially in the form of Exhibit A hereto.

          SECTION 1.03. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

          SECTION 1.04. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company (or any agent of the Company, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of an indemnity bond satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Company for cancellation, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. The Company may require an indemnity bond that is sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. Upon the issuance of any new Warrant Certificate under this Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.04 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

          SECTION 1.05. Form of Legend for the Warrant Certificates. Every Warrant shall bear a legend in substantially the following form:

          THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT, DATED AS

OF FEBRUARY 28, 2001 (THE “WARRANT AGREEMENT”), AMONG TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. (THE “COMPANY”) AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

          SECTION 1.06. Assignment and Transfer Restrictions.

          (a) This Agreement may not be assigned by any Purchaser (or any assignee thereof) and no Warrant may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a “sale”), except in compliance with this Section 1.06. Subject to the other provisions of this Section 1.06, a Purchaser (or an assignee thereof) may only transfer Warrants to a Person to whom such Purchaser (or such assignee thereof) could have transferred the Shares issuable upon exercise thereof assuming such Shares were subject to the Stockholders Agreement; provided, however, that for purposes hereof, the requirement in the Stockholders Agreement that a transferee agrees to become a party to the Stockholders Agreement does not apply to such transfer. Such transferee shall become a party to the Stockholders Agreement prior to the exercise of such Warrant. Each Purchaser (and each assignee thereof) may assign any or all of its rights in this Agreement to any Person to whom it would have been permitted to sell Warrants (as provided in Section 1.06(b) or (d)), so long as such assignee assumes in a writing reasonably satisfactory to the Company all obligations of the assignor hereunder.

          (b) A holder of a Warrant may sell any Warrant to a transferee that is an Accredited Investor (within the meaning of Rule 501 (a) under the Securities Act of 1933, as amended, (the “Securities Act”)), or a Qualified Institutional Buyer (within the meaning of Rule 144A under the Securities Act); provided, however, that such holder give prior written notice to the Company of its intention to sell such Warrant and that each of the following conditions is satisfied:

     (i) such holder or transferee represents that it is acquiring the Warrant for its own account and that it is not acquiring such Warrant with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

     (ii) such transferee agrees to be bound by the provisions of this Section 1.06 with respect to any resale of the Warrants.

          (c) A holder may sell its Warrants to a transferee in accordance with Regulation S under the Securities Act; provided, however, that each of the following conditions is satisfied:

     (i) the offer of Warrants is not made to a Person in the United States;

     (ii) either:

               (A) at the time the buy order is originated, the transferee is outside the United States or the holder and any Person acting on its behalf reasonably believes that the transferee is outside the United States, or

               (B) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the holder nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

     (iii) no directed selling efforts are made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (d) In the event of a proposed exercise or sale that does not qualify under ether Section 1.06(b) or 1.06(c) above, a holder may sell its Warrants only if(i)

     (i) such holder gives written notice to the Company of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such holder, which counsel shall be reasonably satisfactory to the Company;

     (ii) counsel for the holder shall render an opinion, to the effect that such proposed sale may be effected without registration under the Securities Act; and

     (iii) such holder or transferee complies with Sections 1.06(b)(i) and 1.06(b)(ii).

ARTICLE II

DURATION, EXERCISE OF WARRANTS;
EXERCISE PRICE AND REPURCHASE OF WARRANTS

          SECTION 2.01. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., Chicago time, on February 28, 2010. The applicable date of expiration of a particular Warrant is referred to herein as the “Expiration Date” of such Warrant. Each Warrant may be exercised on any Business Day (as defined below) on or after the Exercisability Date (as defined in Section 2.02) and on or prior to the close of business on the Expiration Date.

          Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

          “Business Day” shall mean any day on which (i) banks in New York City or Chicago, Illinois, (ii) the principal U.S. securities exchange or market, if any, on which the Common Stock or a Subject Class (as defined in Section 4.03) is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

          SECTION 2.02. Exercise, Exercise Price, Settlement and Delivery. (a) Subject to the provisions of this Agreement, a holder of a Warrant shall have the right to purchase from the Company on or after the Exercisability Date and on or prior to the close of business on the Expiration Date the number of fully paid, registered and non-assessable shares of Common Stock specified in Section 1.01, subject to adjustment in accordance with Article V hereof, at the purchase price of $21.50 for each share purchased (the “Exercise Price”). The number of Shares for which a particular Warrant may be exercised (the “Exercise Rate”) shall be subject to adjustment from time to time as set forth in Article V hereof.

          “Exercisability Date” means, with respect to each Warrant, the date of original issuance thereof.

          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

          (b) Warrants may be exercised on or after the date they are exercisable hereunder by (i) surrendering at the office of the Company at the address set forth in Section 6.02 (the “Warrant Exercise Office”) the Warrant Certificate evidencing such Warrants with the form of election to exercise set forth on the reverse side of the Warrant Certificate (the “Election to Exercise”) duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Exercise Price for each such Warrant exercised. Each Warrant may be exercised only in whole. No exercise of Warrants may be effected which does not call for the issuance of a number of shares of Common Stock in direct proportion (subject only to rounding with respect to fractional shares) to the aggregate number of shares of Common Stock then issuable upon exercise of the Warrants evidenced by the relevant Warrant Certificate.

          (c) Simultaneously with the exercise of each Warrant, payment in full of the aggregate Exercise Price may be made, at the option of the holder, (i) by wire transfer or by certified check, (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more Warrant Certificates), and without payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment in cash of the aggregate Exercise Price as of the date of exercise and (2) the applicable Cashless Exercise Ratio or (iii) with any combination of (i) and (ii). For purposes of this Agreement, the “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value (as defined in Section 5.01(l)) per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a “Cashless Exercise.” Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder’s option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the product of (A) one minus the Cashless Exercise Ratio, (B) the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise and (C) the number of Shares for which such Warrant is then exercisable (without giving effect to the Cashless Exercise option). All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant. The Company shall calculate the Exercise Price and the Cashless Exercise Ratio whenever such calculation is necessary and shall deliver a certificate from an officer of the Company to the holder of such Warrant Certificate specifying such numbers.

          (d) The “Exercise Date” for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.02 are received at a Warrant Exercise Office at or prior to 11:00 a.m., Chicago time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., Chicago time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received at a Warrant Exercise Office at or prior to 5:00 p.m., Chicago time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          (e) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

          SECTION 2.03. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants shall be canceled by the Company and retired. The Company shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise.

ARTICLE III

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

          SECTION 3.01. Enforcement of Rights. (a) Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the holder of any Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

          (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as expressly provided herein (including Section 5.03 hereof).

ARTICLE IV

CERTAIN COVENANTS OF THE COMPANY

          SECTION 4.01. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the Person or Persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

          SECTION 4.02. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants, make available such information necessary to permit sales of Common Stock pursuant to Rule 144A under the Securities Act.

          SECTION 4.03. Form of Initial Public Equity Offering. The Company agrees that it will not make an Initial Public Equity Offering of any class of its Capital Stock (as defined in Section 5.01(l) (other than the class to which the Shares belong) without amending the terms of the Company’s certificate of incorporation to provide that the Common Stock is convertible into the class of Capital Stock subject to the Initial Public Equity Offering (the “Subject Class”) on a share-for-share basis and that the rights, conditions and privileges of the Subject Class shall not be adverse to the holders of the Common Stock.

          “Initial Public Equity Offering” means a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-4 or Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of capital stock of the Company or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of the Common Stock pursuant to an effective registration statement under the Securities Act.

ARTICLE V

ADJUSTMENTS

          SECTION 5.01. Adjustment of Exercise Rate; Notices. The Exercise Rate and the Exercise Price are subject to adjustment from time to time as provided in this Section.

          (a) Adjustment for Change in Capital Stock. If, after the date of this Agreement, the Company:

     (i) subdivides any of its outstanding shares of Common Stock into a greater number of shares;

     (ii) combines any of its outstanding shares of Common Stock into a smaller number of shares;

     (iii) pays a dividend or makes a distribution on any of its Common Stock in shares of any of its Capital Stock (as defined below) (other than Common Stock or rights, warrants or options for its Common Stock to the extent such issuance or distribution is covered by Section 5.03); or

     (iv) issues by reclassification of any of its Common Stock any shares of any of its Capital Stock;

then the Exercise Rate and Exercise Price in effect immediately prior to such action for each Warrant then outstanding shall be proportionately adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto. With respect to the subdivisions, combinations or dividends and distributions described in Sections 5.01(a)(i), (ii) or (iii), the adjustment described in the immediately preceding sentence shall be effected as follows: the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(iii) after giving effect to such action, if any (regardless of whether the Warrants then outstanding are then exercisable and without giving effect to the Cashless Exercise option) and the Exercise Rate in effect immediately prior to such action shall be adjusted to a rate determined by multiplying the Exercise Rate in effect immediately prior to such action by the reciprocal of such fraction. If there are no outstanding shares of Capital Stock that are of the same class as the Shares at the time of any such action and such action has therefore been taken only in respect of the Shares, the adjustment shall relate to the Shares in their same form if it would not frustrate the intent and purposes of this Section 5.01.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate and the Exercise Price shall again be adjusted to be the Exercise Rate and the Exercise Price which would then be in effect if such record date or effective date had not been so fixed.

          If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate and Exercise Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If, after the date hereof, the Company grants or sells to any Affiliate of the Company (or generally to stockholders of the Company or their Affiliates) any Common Stock or any securities convertible into or exchangeable or exercisable for any Common Stock at a price below the then Current Market Value (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to any security convertible into, or exchangeable or exercisable for, shares of Common Stock outstanding as of the date of this Agreement (for these purposes the New Equity Contingent Warrants, the Conversion Contingent Warrants and the Incremental Bridge Warrants (each as defined in the Purchase Agreement) shall be deemed to be outstanding), (3) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Article V has been made and (4) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable securities of the Company outstanding on the date of this Agreement (to the extent in accordance with the terms of such securities as in effect on the date of this Agreement)), the Exercise Rate for each Warrant then outstanding shall be adjusted in accordance with the formula:

and the Exercise Price shall be adjusted in accordance with the following formula:

where:

E’	=	the adjusted Exercise Rate.

E	=	the Exercise Rate immediately prior to the date of determination for any such issuance, sale or distribution.

EP’	=	the adjusted Exercise Price.

EP	=	the Exercise Price immediately prior to the date of determination for any such issuance, sale or distribution.

O	=	the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the date of determination for any such issuance, sale or distribution.

N	=	the number of additional shares of Common Stock issued or sold, or issuable or saleable, upon exercise of such rights, options or warrants.

P	=	the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

M	=	the Current Market Value per share of Common Stock on the date of determination for any such issuance, sale or distribution.

          For purposes of this Section 5.01 the term “Fully Diluted Shares” shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into, or for, which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than the Warrants) and (x) have exercise or conversion prices that are not in excess of the Current Market Value on the date of determination and (y) are exercisable at such date of determination (for these purposes the New Equity Contingent Warrants, the Conversion Contingent Warrants and the Incremental Bridge Warrants shall not be deemed outstanding (or otherwise included within this clause (ii)) until they are issued and exercisable).

          The adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant date of determination. In the event that such rights or warrants are not so issued, the Exercise Rate and the Exercise Price for each Warrant then outstanding shall again be adjusted to be the Exercise Rate and the Exercise Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Rate and the Exercise Price for each Warrant then outstanding shall be readjusted to the Exercise Rate and the Exercise Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E’ that is lower than the value of E.

          No adjustment in the Exercise Rate and the Exercise Price shall be made under this paragraph (b) upon the conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors, employees or consultants of the Company; provided that the exercise price of such options, at the time of issuance thereof, is at least equal to the then Current Market Value of the Common Stock underlying such options.

          (c) Reorganization of Company; Special Distributions. (i) If the Company, in a single transaction or through a series of related transactions, merges, consolidates or amalgamates with or into any other Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of Affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a “Fundamental Transaction”), as a condition to consummating any such transaction, the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to whom such transfer has been made (the “Surviving Person”) shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (x) was not a constituent Person or an Affiliate of a constituent Person to such transaction, (y) made no election with respect thereto, and (z) was treated alike with the plurality of non-electing holders.

          (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Capital Stock (or other securities or property) issuable or deliverable upon exercise of the Warrants which consists solely of cash, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities or property issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of such a Warrant shall terminate and cease and such holder’s Warrants shall expire.

          (iii) If this paragraph (c) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

          (d) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall promptly mail to the Purchasers at the Purchasers’ addresses appearing on Schedule B a notice of the adjustment and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

          (e) Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to this Section 5.01 is conclusive.

          (f) Adjustment for Tax Purposes. The Company may make such increases in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (g) Underlying Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of

Shares then deliverable upon the exercise of all Warrants then outstanding and payment of the exercise price, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

          (h) Specificity of Adjustment. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (i) Voluntary Adjustment. The Company from time to time may increase the Exercise Rate or reduce the Exercise Price by any number and for any period of time (provided that such period is not less than 20 Business Days). Whenever the Exercise Rate is so increased or the Exercise Price so reduced, the Company shall mail to Purchasers at their addresses appearing on Schedule B a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate or decreased Exercise Price takes effect. The notice shall state the increased Exercise Rate or decreased Exercise Price and the period it will be in effect. A voluntary increase in the Exercise Rate or decrease in the Exercise Price does not change or adjust the Exercise Rate or Exercise Price otherwise in effect as determined by this Section 5.01.

          (j) Multiple Adjustments. After an adjustment to the Exercise Rate or Exercise Price for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate or Exercise Price for outstanding Warrants as so adjusted.

          (k) Minimum Exercise Price. Notwithstanding anything to the contrary contained in this Agreement, if the Exercise Price, as adjusted pursuant to this Agreement, shall be less than the par value of the related Share, then the Company shall use its best efforts to cause an amendment to its Certificate of Incorporation so as to reduce the par value of the Common Stock.

          (l) Definitions.

          “Affiliate” means with respect to any specified Person any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Each of TIP, Trimaran Fund II, L.L.C. and each investor in the Trimaran program shall be deemed to be an “Affiliate” of the other. Except for purposes of Section 5.01(b) (in which case each of the same shall be deemed to be Affiliates of the Company), none of the Purchasers (or any of their Affiliates) shall be deemed to be Affiliates of the Company.

          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          “Current Market Value” per share of Common Stock of the Company or any other security at any date means (i) if the security is not registered under the Exchange Act, the fair market value of the security, determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert or (ii) (a) if the security is registered under the

Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days immediately preceding such date, then the offering price of the security in the transaction causing registration under the Exchange Act. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert.

          “Independent Financial Expert” means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged. Notwithstanding the definition of the term “Affiliate” in this Section 5.01(1), for purposes of this definition, the Purchasers (and any of their Affiliates) shall be deemed to be Affiliates of the Company.

          (m) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate or Exercise Price need be made unless the adjustment would require an increase of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 5.01 shall be made to the nearest 1/100th of a share, as the case may be.

          SECTION 5.02. Fractional Shares. The Company will not be required to issue fractional Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In the event a holder is required by Section 2.02(c) to make a Cashless Exercise, and the Company determines not to issue fractional Shares, the number of Shares issuable shall be rounded up to the nearest whole number. In addition, in no event shall any holder of Warrants be required to make any payment of a fractional cent. In lieu of fractional Shares, the Company may pay to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value, per Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments will be made by check or by transfer to an account maintained by such registered holder with a bank in New York City. If any holder surrenders for exercise more than one Warrant Certificate, the number of Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

          SECTION 5.03. Certain Distributions. If at any time the Company grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of any Common Stock (the “Distribution Rights”) or, without duplication, makes any dividend or otherwise makes any distribution, including, subject to applicable law, pursuant to any plan of liquidation (“Distribution”) on Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to each registered holder of Warrants then outstanding, the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Shares acquirable upon complete exercise of such holder’s Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be.

ARTICLE VI

MISCELLANEOUS

          SECTION 6.01. Amendment. This Agreement and the terms of the Warrants may be amended by the Company, without the consent of the holder of any Warrant Certificate or Purchaser, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company’s obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.01(c) hereof or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

          The Company may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Warrant Holders (as defined below). “Requisite Warrant Holders” means the holders of a majority in number of the outstanding Warrants so affected; provided, however, that Warrants held by the Company or any of its Affiliates shall be disregarded.

          Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

          SECTION 6.02. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

          To the Company:

Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, IL 60611

Attention: General Counsel

Facsimile: (312) 280-4820
Telephone: (312) 280-8844

or at any other address of which either of the foregoing shall have notified the other in writing.

          SECTION 6.03. Notices to Purchasers. Notices to Purchasers shall be mailed to such Purchasers at the addresses of such Purchasers as they appear on Schedule B. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

          SECTION 6.04. APPLICABLE LAW; SUBMISSION TO JURISDICTION. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          SECTION 6.05. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person, other than the Company and the holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and its successors and of the holders of the Warrant Certificates.

          SECTION 6.06. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 6.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 6.08. Inspection of Agreement. A copy of this Agreement shall be available during regular business hours at the office of the Company, for inspection by the holder of any Warrant Certificate. The Company may require such holder to submit his Warrant Certificate for inspection by it.

          SECTION 6.09. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

          SECTION 6.10. Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, and the rules and regulations of all stock exchanges on which the Warrants are listed which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants.

[Signature Page Follows]

 IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

By:	/s/ Donald C. Mueller

Name: Donald C. Mueller
Title:

TRANSPORTATION INVESTMENT PARTNERS L.L.C.

By: /s/ Illegible

Name:
Title:

CARAVELLE INVESTMENT FUND, L.L.C.

By:	Caravelle Advisors, L.L.C., its Investment Manager and Attorney-in-Fact

By:	/s/ Illegible

Name:
Title:

C-+H ENTERPRISES GROUP. INC.

By:	/s/ Illegible

Name:
Title:

/s/ Thomas M. Begel

Thomas M. Begel

/s/ Camillo M. Santomero III

Camillo M. Santomero III

/s/ Andrew M. Weller

Andrew M. Weller

/s/ James D. Cirar

James D. Cirar

/s/ Kenneth M. Tallering

Kenneth M. Tallering

/s/ Timothy M. Masek

Timothy M. Masek

/s/ John Wilkinson

John Wilkinson

/s/ Robert C. Jackson

Robert C. Jackson

/s/ Donald C. Mueller

Donald C. Mueller

/s/ Lee Swafford

Lee Swafford

/s/ Kelly Bodway

Kelly Bodway

/s/ David W. Riesmeyer

David W. Riesmeyer

/s/ Brent Williams

Brent Williams

/s/ Jeffrey Elmer

Jeffrey Elmer

/s/ Adam Gottlieb

Adam Gottlieb

SCHEDULE A

LIST OF MANAGEMENT PURCHASERS

Thomas M. Begel
Camillo M. Santomero III
C+H Enterprises Group, Inc.
Andrew M. Weller
James D. Cirar
Kenneth M. Tallering
Timothy M. Masek
John Wilkinson
Robert C. Jackson
Donald C. Mueller
Lee Swafford
Kelly Bodway
David W. Riesmeyer
Brent Williams
Jeffrey Elmer
Adam Gottlieb

SCHEDULE B

INFORMATION RELATING TO PURCHASERS

Number of
Warrants to be
Name and Address of Purchaser	Purchased
TRANSPORTATION INVESTMENT PARTNERS L.L.C.	72,858
c/o Trimaran Fund II, L.L.C. 425 Lexington Avenue, 3rd Floor New York, New York 10017 Telecopy: (212) 885-4962 Attn: Steven A. Flyer
CARAVELLE INVESTMENT FUND, L.L.C.	12,142
425 Lexington Avenue New York, New York 10017 Telecopy: (212) 885-4546 Attn: Jason Block
THOMAS M. BEGEL	5,000
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
CAMILLO M. SANTOMERO III	2,825
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
C+H ENTERPRISES GROUP, INC.	2,275
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
ANDREW M. WELLER	975
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000

Number of
Warrants to be
Name and Address of Purchaser	Purchased
Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
JAMES D. CIRAR	1,199
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
KENNETH M. TALLERING	550
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
TIMOTHY A. MASEK	440
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
JOHN WILKINSON	500
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
ROBERT C. JACKSON	325
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
DONALD C. MUELLER	300
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue

Number of
Warrants to be
Name and Address of Purchaser	Purchased
Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
LEE SWAFFORD	166
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
KELLY BODWAY	121
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
DAVID W. RIESMEYER	100
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
BRENT WILLIAMS	89
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
JEFFREY ELMER	98
c/o Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
ADAM GOTTLIEB	37
c/o Transportation Technologies Industries, Inc.

Number of
Warrants to be
Name and Address of Purchaser	Purchased
980 North Michigan Avenue Suite 1000 Chicago, Illinois 60611 Telecopy: (312) 280-4820 Attn: Kenneth M. Tallering
TOTAL	100,000

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

[FACE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

No. [  ] [    ] Warrants

WARRANT CERTIFICATE

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

          This Warrant Certificate certifies that [  ], or registered assigns, is the registered holder of [     ] Warrants (the “Warrants”) to purchase shares of Common Stock, par value $0.01 per share (the “Common Stock”), of TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC., a Delaware corporation (the “Company”, which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. Chicago time on or after the Exercisability Date until 5:00 p.m., Chicago time, on February 28, 2010 (the “Expiration Date”), one fully paid, registered and non-assessable share of Common Stock, subject to adjustment as provided in Article V of the Warrant Agreement, at the exercise price of $21.50 for each share purchased (the “Exercise Price”) (the shares of Common Stock purchasable upon exercise of Warrants being herein referred to as the “Shares” and, unless the context otherwise requires, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in the Warrant Agreement), upon surrender of this Warrant Certificate and payment of the Exercise Price (i) by wire transfer or certified check, (ii) pursuant to the next sentence or (iii) in any combination of (i) and (ii), at the office of the Company (the “Warrant Exercise Office”), subject to the conditions set forth herein and in the Warrant Agreement. A Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a “Cashless Exercise.” Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder’s option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the Cashless Exercise Ratio multiplied by the product of (A) one minus the Cashless Exercise Ratio, (B) the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise and (C) the number of Shares for which such Warrant is then exercisable (without giving effect to the Cashless Exercise option). All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant Agreement.

          “Current Market Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, the fair market value of the security, determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert or (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days immediately preceding such date, then the offering price of the security in the transaction causing registration under the Exchange Act. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert.

          “Exercisability Date” means, with respect to each Warrant, the date of original issuance thereof.

          “Independent Financial Expert” means a United States investment banking firm of national or regional standing, (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged. Notwithstanding the definition of the term “Affiliate” in Section 5.01(1) of the Warrant Agreement, for purposes of this definition, the Purchasers (and any of their Affiliates) shall be deemed to be Affiliates of the Company.

          No exercise of the Warrants may be effected which does not call for the issuance of a number of shares of Common Stock in direct proportion (subject only to rounding with respect to fractional shares) to the aggregate number of shares of Common Stock then issuable upon exercise of the Warrants evidenced hereby.

          The number of Shares issuable upon exercise of the Warrants (“Exercise Rate”) is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          Any Warrants not exercised on or prior to 5:00 p.m., Chicago time, on February 28, 2010 shall thereafter be void.

          If the Company merges, amalgamates or consolidates with or into, or sells all or substantially all of its property and assets to, another Person solely for cash, the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (less the Exercise Price).

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

          THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          WITNESS the seal of the Company and signatures of its duly authorized officers.

Dated:

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

By:

Name:
Title:

Attest:

By:

Name:
Title:

[FORM OF WARRANT CERTIFICATE]

[REVERSE]

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Chicago time, on February 28, 2010 (the “Expiration Date”), each of which represents the right to purchase at any time on or prior to the Expiration Date one share of Common Stock, subject to adjustment as set forth in the Warrant Agreement.

          Warrants may be exercised by (i) surrendering at the Warrant Exercise Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

          If all of the items referred to in the preceding paragraph are received by at the Warrant Exercise Office at or prior to 11:00 a.m., Chicago time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the preceding paragraph are received after 11:00 a.m., Chicago time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on February 28, 2010, if all of the items referred to in the preceding paragraph are received at a Warrant Exercise Office at or prior to 5:00 p.m., Chicago time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

          The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

          Warrant Certificates, when surrendered at the office or agency maintained by the Company for that purpose by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          The term “Business Day” shall mean any day on which (i) banks in New York City or Chicago, Illinois, (ii) the principal U.S. securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

          The Warrants and the Shares are entitled to certain registration rights that provide certain holders of securities of the Company with the right, subject to the conditions and limitations contained in the operative agreements, to include such securities in certain registration statements filed by the Company for its account or for the account of any of its securityholders.

(FORM OF ELECTION TO EXERCISE)

     (To be executed upon exercise of Warrants on the Exercise Date)

          The undersigned hereby irrevocably elects to exercise [  ] of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Shares as follows:

          $[  ] in cash or by certified or official bank check; or by surrender of Warrants pursuant to a Cashless Exercise (as defined in the Warrant Agreement) for [  ] shares of Common Stock at the current Cashless Exercise Ratio.

          The undersigned requests that a certificate representing such Shares be registered in the name of                    whose address is                    and that such shares be delivered to                    whose address is                    . Any cash payments to be paid in lieu of a fractional Share should be made to                    whose address is                   and the check representing payment thereof should be delivered to                   whose address is

Dated ,

Name of holder of
Warrant Certificate:

(Please Print)

Tax Identification or
Social Security Number:

Address:

Signature:

Note:	The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated	,

Signature:

		Note:	The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

[FORM OF ASSIGNMENT]

     For value received                    hereby sells, assigns and transfers unto                    the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                       attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated	,

Signature:

		Note:	The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: